                                                                 EXHIBIT 23(C)

                                     CONSENT

We hereby consent to the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Energen Corporation attributed to its net interests in oil and gas properties located in the U.S. as of December 31, 2003, which appears in this Form 10-K. In addition, we hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-00395, File No. 333-43245 and File No. 333-86056) and Forms S-8 (File No. 33-27869, File No. 33-46641, File
No. 33-48504, File No. 33-48505, File No. 33-26111, File No. 33-45107 and File
No. 333-84170) of Energen Corporation to the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Energen Corporation attributed to its net interests in oil and gas properties located in the U.S. as of December 31, 2003, which appears in this Form 10-K.


Miller and Lents, Ltd.
Birmingham, Alabama
March 12, 2004